UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 23, 2010
Yadkin Valley Financial Corporation
(Exact name of registrant as specified in its charter)
North Carolina
(State or other jurisdiction of incorporation)

000-52099	20-4495993
(Commission File Number)	(IRS Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
(336) 526-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.
(b) On August 23, 2010, Stephen S. Robinson accepted a transfer of duties from his position as Executive Vice President and Chief Operating Officer of both Yadkin Valley Financial Corporation (the “Company”) and its wholly owned subsidiary bank, Yadkin Valley Bank and Trust Company (the “Bank”). The transfer will be effective immediately and Mr. Robinson will continue to serve the Bank as a senior executive until his retirement from the Company and the Bank at the end of this year.
     In conjunction with this transfer of duties, Mr. Robinson and the Bank executed an amendment to his amended and restated employment agreement, dated December 31, 2008, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference to this Form 8-K.
(b) On August 23, 2010, the Boards of the Company and the Bank accepted the resignation of board member Mr. Peter A. Pappas. The resignation was not due to disagreements with the Company.
(c) On August 23, 2010, the Company announced that Joseph H. Towell, has been named Chief Operating Officer of the Company and the Bank. Mr. Towell currently serves as Executive Vice President, Chief Credit Officer, and Chief Administrative Officer of the Company and the Bank. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Amendment to the Amended and Restated Employment Agreement by and between Stephen S. Robinson and Yadkin Valley Bank and Trust Company dated August 23, 2010.

99.1	Press release dated August 24, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION

	By:	/s/ William A. Long

	Name:	William A. Long
	Title:	Chief Executive Officer and President

Dated: August 24, 2010

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment to the Amended and Restated Employment Agreement by and between Stephen S. Robinson and Yadkin Valley Bank and Trust Company dated August 23, 2010.

99.1	Press release dated August 24, 2010.